                                                                   EXHIBIT 12.1

                  ENZON PHARMACEUTICALS, INC. AND SUBSIDIARIES
                       RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

                                                                                                 YEARS ENDED JUNE 30,
                                                                                  -------------------------------------------------
                                                                                  2004(1)     2003       2002      2001       2000
                                                                                  -------   -------    -------    -------   -------
Income (loss) from continuing
  operations before income taxes..............................................    $ 3,505   $45,949    $36,683    $11,013   $(6,306)
Add:
 Fixed Charges................................................................     20,275    20,244     20,109        557       352
Less:
 Capitalized interest.........................................................                   --         --         --        --
                                                                                  -------   -------    -------    -------   -------
Earnings, as adjusted.........................................................    $23,780   $66,193    $56,792    $11,570   $(5,954)
                                                                                  =======   =======    =======    =======   =======
Fixed charges:
 Interest (gross).............................................................    $19,829   $19,828    $19,829    $   275   $     4
 Portion of rent representative of
   the interest factor........................................................        446       416        280        282       348
                                                                                  -------   -------    -------    -------   -------
 Fixed charges................................................................    $20,275   $20,244    $20,109    $   557   $   352
                                                                                  -------   -------    -------    -------   -------
Deficiency of earnings available
  to cover fixed charges......................................................        N/A       N/A        N/A        N/A   $(6,306)
                                                                                  =======   =======    =======    =======   =======
Ratio of earnings to fixed charges............................................        1:1       3:1        3:1       21:1       N/A

(1) Restated, see Note 2 of the accompanying Notes to Consolidated Financial Statements.


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